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                                                                    EXHIBIT 10.6
[MITA LETTERHEAD APPEARS HERE]

        MITA DEALER AGREEMENT FOR INTEGRATED DOCUMENT IMAGING EQUIPMENT

        This agreement is made and entered into by and between Mita Copystar America, Inc.("Mita") a corporation with its principal place of business at 225 Sand Road, Fairfield, New Jersey 07004, and IMTEK CORPORATION, d/b/a IMTEK
                                           -------------------------------------
OFFICE SOLUTIONS ("Dealer"), a Corporation, with its principal place of business
-----------------             ------------
at 2800 Build America Drive, Hampton, VA  23666. This Agreement will only be
  ---------------------------------------------
binding and effective after it has been accepted and signed by Mita.

1. APPOINTMENT. Dealer will be appointed as a non-exclusive dealer to market and service only the integrated document imaging equipment ("IDI Equipment") and related products reflected on Exhibit A, for which Dealer must meet Mita's training requirements. Both the IDI Equipment and related products are referred to as "Products" in this Agreement. Mita may, in its sole discretion, amend, modify or discontinue any or all of the Products on Exhibit A, upon thirty days written notice to the Dealer. Dealer agrees that it will only market the Products in its area or areas of prime responsibility ("Area of Prime Responsibility"), from the above location, and the branch location(s) reflected on Exhibit A, unless otherwise authorized by Mita in writing.

        Dealer shall not sell, lease, rent, advertise or otherwise market the Products outside the Area of Prime Responsibility. If Dealer advertises the products along with other merchandise in media of broader circulation, or by mailings that may reasonably be expected to reach potential customers outside the Area of Prime Responsibility, that advertising and those mailings must prominently state the counties comprising the Area of Prime Responsibility, and that the Products are sold, rented, or leased only in those counties. Dealer shall sell the products only to retail end-users, and shall not sell the Products to third parties for resale.

2. TERM. This Agreement will commence on the date of acceptance by Mita, and will continue on a year-to-year basis unless terminated as provided herein.

3. PRICE AND TERMS OF PAYMENTS. The Purchase prices for the Products and terms of payment will be set forth, from time to time, on the Mita Dealer Price List for Products. Mita will provide Dealer with thirty days written notice of any changes in the prices of the IDI Equipment. Mita reserves the right to allocate the Products in a manner deemed appropriate by Mita when such allocation may be necessary for any reason whatsoever.

4. MINIMUM SALES GOALS. Dealer will be required to achieve certain minimum sales goals in its Area of Prime Responsibility as indicated on the attached Exhibit A ("Minimum Sales Goals"). The Minimum Sales Goals shall be established by Mita based upon its evaluation of the sales potential of the Dealer, taking into consideration the size and population surrounding Dealer's location(s), Dealer's previous sales record, estimated total prior sales of office equipment and Products in Dealer's Area of Prime Responsibility, and other economic and market factors considered pertinent by Mita. Mita shall review the sales performance of Dealer periodically as the need arises and Dealer shall provide to Mita such records as Mita believes are necessary to verify the Products sold and places of sale. Mita will consult with Dealer regarding all goals established by Mita under this Agreement, but Mita shall have final authority in setting the Minimum Sales Goals. Mita will notify Dealer in writing of any changes in Dealer's Minimum Sales Goals.

        If Dealer has multiple locations, or a single location which covers a large area, Mita may assign more than one Area of Prime Responsibility and Minimum Sales Goals for each Area. If Dealer fails to meet its Minimum Sales Goals for any Area of Prime Responsibility, Mita may cancel the Dealer's authorization for IDI Equipment for the Area where Dealer has failed to obtain its Minumum Sales Goals.

5. SALES PROMOTION. Dealer shall sell and market the Products only to retail end-users, and shall not sell or market the Products to third parties for resale or outside the United States. Dealer shall use its best efforts to promote the sale, lease and rental of the Products in Areas of Prime Responsibility. Dealer shall use marketing programs that include thoroughly trained and certified sales personnel who are familiar with the Products. In addition, Dealer shall conform with and carry out the marketing programs and policies of Mita as announced by Mita in writing from time to time.


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6. SERVICE OBLIGATION. The Dealer may only market and service the IDI Equipment in its Area of Prime Responsibility where it can provide prompt, professional, willing, and courteous maintenance, repair, and warranty service.

        The Dealer shall: a) establish and maintain a qualified service staff trained for the Products; b) send its maintenance personnel to such schools as Mita shall offer from time to time; c) maintain an adequate inventory of Mita brand spare parts and supplies to perform its service obligations; d) purchase Mita parts kits when Dealer makes its initial purchase of an IDI Equipment model; e) not sell parts and supplies which do not work properly in the IDI Equipment or which fail to meet Mita's specifications; f) comply with and carry out the service requirements associated with preventative maintenance and warranty policies and procedures; g) carry out any special service requirements or programs which Mita deems necessary; and h) maintain accurate records on the service performed on the IDI Equipment; and i) not alter or remove any serial numbers or labels from the Products, nor alter any copy counter found in the Products.

        From time to time, Mita's representatives may visit Dealer's location and evaluate the service provided by Dealer. Mita's service representatives may inspect Dealer's service records and facilities to assure compliance with the above standards, and to obtain service data related to the Products. Dealer agrees to take any corrective action requested by Mita to improve Dealer's service.

7. WARRANTIES AND WARRANTY SERVICE. Dealer agrees to incorporate the Mita Limited Warranties packaged with the IDI Equipment, in each of its agreements for sale to the end-user. As an integral part of Dealer's service obligation, Dealer will perform, pursuant to the Mita IDI Equipment Warranty Policy and Procedure (the "Warranty Policy") in effect at the time, without charge to the end-user, such service as may be required to fulfill the provisions of Mita's warranties. For performing such service, Mita will credit Dealer's parts account for the parts returned, after the Dealer has properly completed and submitted to Mita the documentation, all as set forth in the Warranty Policy. Dealer's labor and labor costs are expressly excluded. Dealer shall only use Mita brand parts when performing service under the Warranty Policy. After the Warranty period, Dealer agrees to make "per call" and annual contract service available at industry-wide competitive rates to Dealer's customers, and any customer in Dealer's Area of Prime Responsibility, no matter where the IDI Equipment was purchased.

        The Products are warranted to Dealer and end-users only to the extent, and in accordance with the conditions, set forth in the Warranty Policy. There are no other warranties on the Products. ANY CURRENT WARRANTY PUBLISHED BY MITA IS IN LIEU OF ANY AND ALL OTHER WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. MITA SHALL IN NO EVENT BE LIABLE FOR ANY SPECIAL INCIDENTAL OR CONSEQUENTIAL DAMAGES IN CONNECTION WITH THE SALE OF ANY ITEM TO DEALER, OR OTHERWISE.

        Mita's liability, if any, shall in all events be limited to repair or replacement of any defective Products, all to the extent set forth in the Warranty Policy, and Dealer's rights to obtain repair or replacement pursuant to any such warranty statement shall be the Dealer's sole and exclusive remedy. Without limiting any of the foregoing, Mita shall incur no liability to Dealer or any customer of Dealer arising out of any contract or arrangement between Dealer and any of its customers, unless Mita shall expressly and in writing agree to the contrary. If Dealer's warranty to the customer is greater than the Mita Limited Warranty, Dealer shall advise customer that Mita is not responsible for Dealer's extended warranty.

8. NATIONAL AND GOVERNMENT ACCOUNTS. If Mita requests, Dealer will service
IDI Equipment for Mita's National and Government Accounts located in Dealer's Area of Prime Responsibility, and Mita agrees to compensate Dealer for such service, and Dealer accepts the compensation and terms and conditions of Mita's National Account Representative Program as amended from time to time. Further, Mita in its sole discretion reserves the right to add or remove Dealer's name from Mita Dealer Service Locations listed in Mita's Federal Supply Schedule with the General Services Administration Federal Supply Service (GSA Schedule).

9. INTERTERRITORIAL TRANSACTIONS. In the event that Dealer enters into an Agreement in Dealer's Area of Prime Responsibility for the sale, lease or rental of Products for use outside Dealer's Area of Prime Responsibility, Dealer shall immediately make appropriate arrangements to have installation and warranty service provided by another Authorized IDI Equipment Dealer. Dealer shall pay such other dealer an interterritorial allowance as determined by Mita's National Account Department from time to time. This allowance is to provide the recipient dealer reasonable compensation for services to be performed.

10. RELATIONSHIP OF THE PARTIES. It is expressly understood the Dealer is an independent contractor and that Dealer has not been granted a franchise. The Dealer shall immediately notify Mita of any substantial change in the operating management of Dealer or any sale, transfer or relinquishment of any substantial interest in the direct or indirect ownership of Dealer or its business. Dealer will not under any circumstances sign on Mita's behalf any agreements, forms or other documents. This Agreement will not create a partnership, employment, or agency relationship between Mita and Dealer, and no act or obligation of either party shall in any way bind the other except as expressly set forth herein. Salespeople and other employees utilized by Dealer in connection with its obligations hereunder will be under the management and control of Dealer and under no circumstances will be considered employees or agents of Mita. Dealer acknowledges that Mita distributes products, which are the same or similar as the Products to be purchased under this Agreement, which Mita sells through its own and affiliated companies and through other companies, dealers, and distributors and that nothing contained in this Agreement shall be construed to limit Mita's right to market and distribute such products in such ways.

11. SECURITY INTEREST. Dealer hereby grants Mita, as security for all amounts now or in the future owned Mita, a continuing security interest in all Mita Products, now owned or hereafter acquired, and the proceeds thereof, as may be granted under the Uniform Commercial Code in the jurisdiction where Dealer is located. Dealer agrees to execute a standard security agreement, financing statements, and any other documents necessary to perfect Mita's security interest.

12. TRADEMARKS. Dealer acknowledges the validity of the Mita trademarks and other trade names affixed to the Products, and that such trademarks and trade names are exclusively owned by Mita or its parent company. Dealer further


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acknowledges that considerable time and money have been expended to create the goodwill associated with the Mita trademarks and that such goodwill belongs to Mita. Nothing contained herein shall give Dealer any interest or right in the trademarks or other trade names affixed to the Products except as is expressly granted herein.

        Dealer shall not use the trademarks "MITA" and the "MITA" logo except as specifically authorized by Mita. Dealer shall not use Mita's trademarks as part of its corporate, trade, or other business name; or in any manner not approved or authorized by Mita; or in any manner in which Mita concludes, in its sole judgement, is confusing or misleading, or reflects negatively on the quality or goodwill associated with the trademarks or Mita. Dealer shall not alter or remove the Mita trademarks from any of the Products, or affix any other name or marks to the Products.

13. ETHICS. Dealer will maintain the highest ethical business standards and avoid and refrain from being involved in any activities which may in any manner disparage the Mita name, any of Mita's marks, or the Mita Products. Further, in the conduct of its business, Dealer will comply with all federal, state and local laws, rules and regulations.

        Dealer shall make no statement which contains representations with respect to the Products which exceeds the specifications approved in writing by Mita. Dealer shall not make any false, misleading or deceptive representations to anyone or engage in any unfair trade practices. Dealer shall be solely responsible for the actions of its personnel and its sales and service representatives. Dealer shall indemnify and hold Mita harmless from any and all liability or damages that may result from a breach of this section.

14. TERMINATION. Dealer may terminate this Agreement at any time by giving Mita not less than thirty (30) days prior written notice. This Agreement may be terminated by Mita for any of the following reasons upon giving Dealer not less than thity (30) days prior written notice: (a) Failure of Dealer to obtain its Minimum Sales Goals, or failure to fulfill or perform any one or more of its covenants, obligations, duties, or responsibilities described in this agreement;
(b) Any substantial change in the operating management of Dealer, or any sale, transfer or relinquishment of any substantial interest in the direct or indirect ownership of Dealer or its business.

        This Agreement shall automatically terminate in the event Dealer shall suffer or assume any bankruptcy, arrangement, reorganization or insolvency proceeding or make a general assignment for the benefit of creditors; or Dealer shall fail in making payments when due to Mita; or Dealer shall attempt any transfer in violation of Section 18 herein. Termination of this Agreement shall not relieve Dealer from its obligations which shall have accrued pursuant to the provisions of this Agreement, or release the parties hereto from any obligations which may have been incurred as a result of operations conducted under this Agreement.

        Upon termination of this Agreement, if Dealer's account with Mita is current, Mita will continue to sell to Dealer parts and supplies for the IDI Equipment which is being serviced by Dealer (and not for re-sale), for two years from date of Dealer's last purchase of the IDI Equipment the parts and supplies are related to, at Dealer prices in effect at the time of the order on a C.O.D. basis. Upon termination of this Agreement, Dealer at its expense, shall immediately discontinue the use of, and remove from its business locations, vehicles, stationery, advertisements, etc., any Mita trademarks licensed under this Agreement.

15. DELAYS. Mita will not be liable under this Agreement for damages or delays caused by strikes, vendors, lock-outs, accidents, delays in manufacturing, delays in carriers, acts of God, governmental actions, or any other causes beyond its control.

16. ARBITRATION. Any controversy or claim arising out of or relating to this Agreement or breach thereof shall be settled by arbitration in Essex County, New Jersey, in accordance with the Rules of the American Arbitration Association, and judgement upon the award rendered by the arbitrators may be entered in any court having jurisdiction. The arbitration proceeding shall be conducted by a panel of three persons selected under the Rules of the American Arbitration Association. The costs of arbitration shall be borne equally by Mita and Dealer. Discovery in the arbitration proceeding shall be in accordance with the U.S. Federal Rules of Civil Procedure.

17. HEADINGS. The headings in this Agreement are for the convenience of the parties and shall have no interpretive effect. This Agreement sets forth the entire understanding of the parties. If it is necessary to make or defend an action or claim arising out of this Agreement, or to collect money past due, Mita shall be entitled to all costs and fees incurred, including collection fees and reasonable attorney's fees, and interest (at the lower of 15% or the highest amount allowed by law) on the unpaid balance from the date due.

18. ASSIGNMENT. Neither this Agreement nor any interest or right hereunder may be assigned by Dealer without the prior written consent of Mita. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

19. NOTICES. Notices required or permitted to be given hereunder shall be in writing and sent by mail to the principal office of the other party indicated herein or at such other address as the parties may designate in writing.


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COUNTIES IN THE STATE OF MARYLAND:

Caroline                Somerset
Dorchester              Talbot
Kent                    Wicomico
Queen Anne's            Worcester


COUNTIES IN THE STATE OF NORTH CAROLINA:

Camden
Currituck
Dare
Pasquotank


COUNTIES IN THE STATE OF VIRGINIA:

Accomack                New Kent
Charles City            Norfolk
Essex                   Northampton
Gloucester              Northumberland
Isle of Wight           Rappahannock
James City              Richmond
King and Queen          Surry
Lancaster               Sussex
Mathews                 York
Middlesex


BRANCH OFFICE LOCATION:

5604 B Virginia Beach Blvd. #103
Virginia Beach, VA 23462



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IN WITNESS WHEREOF, the parties hereto have executed this Agreement.


                                                MITA COPYSTAR AMERICA, INC.


         IMTEK CORPORATION              By:       /s/ Allen Mahmarian
-----------------------------------        -----------------------------------
       (Legal Name of Dealer)                           (Signature)

By:      /s/ Michael L. Lowe               Allen Mahmarian, V.P. IDI Division
   --------------------------------        -----------------------------------
            (Signature)                              (Name and Title)

      Michael L. Lowe, Pres, COO               Accepted November 26, 1997
   --------------------------------        -----------------------------------
          (Name and Title)                        (Date of Acceptance)


                                   EXHIBIT A

Multi-Functional Equipment Models:         Color Imaging Models:

AF-1000
AF-1200

Area(s) of Prime Responsibility:           Area(s) of Prime Responsibility:

SEE ATTACHED:

Minimum Sales Goals:                       Minimum Sales Goals:

MONTHLY FIGURE:
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$3,750

Branch Locations (if any):                 Branch Locations (if any):